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ROBERT W. R. BISHOP

Chartered Accountant

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13308 Crescent Road, South Surrey, BC  V4P 1K4

Tel 604-538-1288   Fax 604-538-1248

I hereby consent to the inclusion of my Auditors' Report, dated December 14, 2006 on the financial statements of Niogold Mining Corp. for the years ended August 31, 2006 and 2005 in the Company's Registration Statement on Form 20-F.  I also consent to application of such report to the financial information in the Registration Statement on Form 20-F, when such financial information is read in conjunction with the consolidated financial statements referred to in my report.

“Robert W.R. Bishop”

CHARTERED ACCOUNTANT

May 29, 2007